Exhibit 10.2

SEVENTEENTH AMENDMENT
OF
JOHN BEAN TECHNOLOGIES CORPORATION
SAVINGS AND INVESTMENT PLAN
(As amended and restated, Effective as of January 1, 2012)
WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Savings and Investment Plan (the “Plan”);
WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this Seventeenth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective February 24, 2017:
1.A new Section 2.10 is hereby added to the Plan to read as follows:

2.10
Service Crediting for Avure Technologies, Inc.. Notwithstanding any provision herein to the contrary, effective February 24, 2017, if an individual (a) was actively employed by Avure Technologies, Inc. on February 23, 2017, and (b) remains an active employee of Avure Technologies, Inc. as of February 24, 2017, such individual’s period of employment with Avure Technologies, Inc. shall be counted under the Plan for purposes of (i) eligibility to participate in the Plan and (ii) determining the individual’s Years of Service under the Plan.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 24th day of February, 2017.

JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ Jason T. Clayton
Its:	EVP, Human Resources